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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated February 4, 2000
(except Note 7, as to which the date is            , 2000), in the Registration
Statement (Form S-1) and related Prospectus of Signal Pharmaceuticals, Inc. for
the registration of           shares of its common stock.



                                             ERNST & YOUNG LLP

San Diego, California


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 7 to the financial statements.



                                             /s/ ERNST & YOUNG LLP

San Diego, California
February 18, 2000